EXHIBIT 99.1

MAGNUS INTERNATIONAL RESOURCES, INC. UPDATES ON ITS HUIDONG PROPERTY
- SOIL GEOCHEMICAL ANALYSIS RESULTS, STATUS OF APPLICATION FOR THREE ADJOINING EXPLORATION CONCESSIONS, AND AN OUTLINE OF THE 2005 EXPLORATION PROGRAM

Las Vegas, Nevada – April 7, 2005 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to provide the following corporate update in relation to its property at Huidong in Sichuan Province, China.

HUIDONG PROPERTY

Huidong is a gold-copper prospect in Sichuan Province approximately 10 kilometers northwest of, and on trend with, Southwestern Resources’ Boka gold project in Yunnan Province.

Based on recent drilling results at Boka as well as other evidence, Southwestern geologists believe that Boka “has the potential to host a very large, world-class gold deposit or group of deposits”. To date, no resource or reserve estimates have been issued by Southwestern on its Boka property.

Magnus and Team 209 have an agreement to jointly explore an area of 83.29 square km at Huidong with the near-term possibility of increasing the joint venture area through the acquisition of exploration rights to three adjoining properties.

The following update is primarily in relation to our ongoing comprehensive geochemical survey, on which preliminary results were reported in early March.

For a full version of the geochemistry report, with diagrams, please refer to the front page of the Magnus website, at www.magnusresources.com, click on “Huidong Geochemistry Program Update” then click on “Click here for the full April 7 Huidong geochemistry report with diagrams”.

HUIDONG GEOCHEMISTRY PROGRAM PROGRESS TO DATE – by Dr. Paul Taufen

Magnus, in conjunction with Joint Venture partner Team 209, has launched a comprehensive exploration program at Huidong.  The program is modeled after the Team 209 success at the nearby Boka gold project.  The goal of the exploration program is to define the extent of gold anomalies in the Huidong area through soil and rock sampling, trenching, tunneling and geological mapping.

Magnus has been exploring its Huidong exploration concession, a land tract of 83.29 square km located approximately 10 km north and west of the Boka Gold system along trends of the same geological host rocks and fault zones considered important at Boka.

Magnus initiated an aggressive soil geochemistry sampling program in November, 2004 to rapidly assess the Huidong concession.  Over 10,000 soil samples were collected in the comprehensive and accelerated program in separate regional and infill sampling programs. Analysis of gold in soil has been conducted on the most promising areas. To date, a total of 5,362 soil samples have been run for gold, and approximately 2,700 samples have been analyzed for a large suite of 36 elements.

Regional and infill soil analyses have established two significant findings:

  The Huidong concession contains large areas of soil gold concentrations similar to those found associated with the best gold mineralization at Boka. To date, 5,362 soil samples were run for gold. 480 of the samples contained 10 parts per billion (ppb) or greater of gold. The analysis further showed 216 soil samples contained gold values of at least 20 ppb – the cut-off used to outline gold anomalies at Southwestern’s Boka property. 25 samples contained gold concentrations of 100 ppb or more. The highest gold value of a single sample was 849 ppb. These results are regarded by Magnus’ management as highly anomalous and very encouraging. They provide clear justification for the more advanced exploration programs planned by the Company this year as outlined below.

  Copper in soils occurs in high concentrations and is associated with high gold values at Huidong; exploration results suggest Huidong may host mineralization containing both gold and copper. Three soil samples contained over 0.5% copper.

The company expects to receive a full report on the geochemistry at Huidong in late April 2005. This report will provide additional context for the potential anomalous gold trends.

OUTLINE OF HUIDONG 2005 EXPLORATION PROGRAM

The 2005 exploration program will involve follow up exploration of target areas identified to date with three phases of work:

  Combined infill soil sampling, mapping, and rock chip sampling of identified target zones;
  Detailed trench sampling of focused anomaly zones identified in the first phase to confirm and evaluate gold and gold–copper mineralization; and
  Tunneling and drilling to define depth extents of trench sample gold and gold–copper mineralization.

APPLICATION FOR THREE ADJOINING CONCESSIONS

The work conducted at the existing Huidong concession to date defines three target areas, one running North to South along the far Eastern side of Huidong, one in the Northeast corner of Huidong, and one in the South-central section of Huidong.

Magnus’ JV company, Long Teng Mining Ltd., has applied to the Sichuan Bureau of Land and Resources to add exploration licenses for three land concessions that adjoin to the Huidong property.  The three concessions are to the immediate North, West and South of the Huidong property.  Long Teng has received notification from the Sichuan Bureau of Land and Resources that its application for these additional exploration licenses has been received and is being processed. The locations of these concessions in relation to Magnus’ current Huidong property can be observed in the detailed geochemistry report available on the website.

There is some evidence that the mineral trends suggested by the data thus far continue beyond the borders of the current Huidong concession.  The three additional Huidong concessions, which Long Teng has applied for, may capture additional potentially mineralized zones to the North, South and West of the existing Huidong exploration property boundaries.  If any or all of these zones extend beyond the Huidong concession, it seems likely that the extended concession exploration licenses, if granted, will capture some of these trends.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China.  Under a joint venture agreement with Yunnan Province Nuclear Industry Brigade 209 ("Team 209"), Magnus retains a 90% interest in the Huidong property through its joint venture company, Long Teng Mining Ltd.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com
FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.